UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020 (June 9, 2020)

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36332	20-1968197
(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the 2020 annual meeting of stockholders (the “Annual Meeting”) of Aldeyra Therapeutics, Inc. (the “Company”) held on June 9, 2020, the following proposals were submitted to the stockholders of the Company:

Proposal 1:	The election of two directors to serve as Class III directors until the Company’s 2023 annual meeting of stockholders or until their successors are duly elected and qualified.

Proposal 2:	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 3:	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

Proposal 4:	The approval, on a non-binding, advisory basis, of the frequency with which future stockholder advisory votes on the compensation of the Company’s named executive officers will be conducted.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 27, 2020 (the “Proxy Statement”). Of the 29,670,409 shares of the Company’s common stock entitled to vote at the Annual Meeting, 24,175,051 shares, or approximately 81.5%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1:	Election of Directors.

The Company’s stockholders elected the following directors to serve as Class III directors until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Martin J. Joyce	11,788,724	1,370,820	11,015,507
Todd C. Brady, M.D., Ph.D.	12,923,915	235,629	11,015,507

Proposal 2:	Ratification of Appointment of BDO USA, LLP.

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
23,941,593	198,587	34,871	—

Proposal 3:	Advisory Vote on Executive Compensation.

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
8,741,646	4,375,184	42,714	11,015,507

Proposal 4:	Advisory Vote on Frequency of Advisory Vote on Executive Compensation.

The Company’s stockholders approved, on a non-binding, advisory basis, the frequency of 1 year for future advisory votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
12,928,211	12,570	183,721	35,042	11,015,507

Based upon the results of the stockholder vote on Proposal 4, the Company intends to submit to its stockholders a non-binding advisory vote on executive compensation at its annual meeting every year until the next advisory vote on the frequency of stockholder voting on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Joshua Reed
Name: Joshua Reed
Title: Chief Financial Officer

Dated: June 12, 2020